SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2014

EMERSON RADIO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-07731	22-3285224
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 University Plaza, Suite 405, Hackensack, NJ	07601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 428-2000

Not Applicable

(Former Address, if changed since Last Report) (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Emerson Radio Corp. (the “Company”) held its annual meeting of stockholders on October 8, 2014 (the “Annual Meeting”). At the Annual Meeting, 24,307,973 shares of our common stock were represented either in person or by proxy, which is equal to approximately 89.6% of our issued and outstanding common stock. At the Annual Meeting, the Company’s stockholders voted to (i) elect the seven nominees named below to the Company’s Board of Directors (the “Board”) until the next annual meeting of the stockholders or until their successors are duly elected and qualified, and (ii) ratify the appointment of MSPC Certified Public Accountants and Advisors, A Professional Corporation as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2015.

Proposal 1: Election of Directors — The number of votes for, withheld and abstained and all shares as to which brokers indicated that they did not have authority to vote with respect to each director nominee were as follows:

Nominee	Votes For	Votes Withheld	Votes Abstained	Broker Non- Votes
John Howard Batchelor	17,133,703	3,332,190	0	3,842,080
Lionel Choong	19,849,614	616,278	0	3,842,080
Duncan Hon	16,993,586	3,472,307	0	3,842,080
Gregory William Hunt	19,857,766	608,187	0	3,842,080
Mark Manski	19,852,775	613,118	0	3,842,080
Kareem E. Sethi	19,716,040	749,853	0	3,842,080
Terence A. Snellings	19,719,471	746,422	0	3,842,080

Proposal 2: Ratification of the Appointment of MSPC Certified Public Accountants and Advisors, A Professional Corporation as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2015 — The final number of votes cast for, against or abstaining and broker non-votes were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
23,615,598	455,809	237,366	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.

By:	/s/ Andrew L. Davis
Andrew L. Davis
Chief Financial Officer

Dated: October 14, 2014